As filed with the Securities and Exchange Commission on October 19, 1999.
                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------
                             FIRST UNION CORPORATION
             (Exact name of registrant as specified in its charter)
          North Carolina                                  56-0898180
         (State or other jurisdiction of                  (I.R.S. Employer
          incorporation or organization)                  Identification No.)

          One First Union Center
          Charlotte, North Carolina                       28288-0013
          (Address of principal executive offices)        (Zip Code)
                                   ----------
  EVEREN Capital Corporation 1996 New Employee Restricted Stock Purchase Plan EVEREN Capital Corporation 1996 Employee Periodic Payroll Stock Purchase Plan
         EVEREN Capital Corporation 1996 Restricted Stock Incentive Plan
          EVEREN Capital Corporation 1995 Non-Employee Directors Plan
              EVEREN Capital Corporation Retention Pool Stock Plan
                            (Full title of the plans)
                                   ----------
                              Mark C. Treanor, Esq.
             Executive Vice President, Secretary and General Counsel
                             First Union Corporation
                             One First Union Center
                      Charlotte, North Carolina 28288-0013
                     (Name and address of agent for service)

                                 (704) 374-6828
          (Telephone number, including area code, of agent for service)

                                   ----------
                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
Title of                                        Proposed maximum      Proposed maximum        Amount of
securities to                   Amount to be    offering price        aggregate               registration
be registered                   registered      per share (1)         offering price (1)      fee (1)
-----------------------------------------------------------------------------------------------------------
Common Stock (including         7,000,000 shs.   $34.5625              $241,937,500            $73,315
rights to purchase shares
of Common Stock or junior
participating Class A
Preferred Stock)
-----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, the registration fee is being computed based on $34.5625, the average of the high and low sales prices of First Union Corporation common stock reported on the New York Stock Exchange Composite Transactions tape on October 15, 1999.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission by First Union Corporation (the "Corporation") are incorporated by reference in this Registration Statement:

         (i) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1998;

         (ii) the Corporation's Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999; and

         (iii) the Corporation's Current Reports on Form 8-K dated as of January 26, 1999, March 19, 1999, May 25, 1999, July 29, 1999 and August 4,
         1999; and

         (iv) the information set forth under "Description of FUNC Capital Stock" in the Proxy Statement/Prospectus dated July 27, 1999, filed with the Securities and Exchange Commission relating to the Corporation's Registration Statement No. 333-81975.

         In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock issuable under the Plans have been passed upon for the Corporation by Kent S. Hathaway, Esq., Senior Vice President and Deputy General Counsel of the Corporation. Mr. Hathaway owns shares of Common Stock and holds options to purchase additional shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the "NCBCA"), contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer against reasonable expenses who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

         The Corporation's Bylaws provide for the indemnification of the Corporation's directors and executive officers by the Corporation against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation.

         The Corporation's Articles of Incorporation provide for the elimination of the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the NCBCA, as the same may from time to time be in effect.

         The Corporation maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Corporation's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Corporation against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Item 8.  Exhibits.

Exhibit No.                Description
-----------                -----------

(3)(a) -Restated Articles of Incorporation of the Corporation. (Incorporated by reference to Exhibit
                           (4) to the Corporation's 1998 Third Quarter Report on Form 10-Q.)

(3)(b) -Bylaws of the Corporation, as amended. (Incorporated by reference to Exhibit (3)(b) to the Corporation's 1995 Annual Report on Form 10-K.)

(4)(a) -Shareholder Protection Rights Agreement, as amended and restated. (Incorporated by reference to Exhibit
                         (4) to the Corporation's Current Report on Form 8-K dated October 16, 1996.)

(4)(b) -All instruments defining the rights of holders of long-term debt of the Corporation and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)

(5)                      -Opinion of Kent S. Hathaway, Esq.

(23)(a)                  -Consent of KPMG LLP.

(23)(b)                  -Consent of Kent S. Hathaway, Esq. (Included in Exhibit
                         (5).)

(24)                     -Power of Attorney.

Item 9.   Undertakings.

         (A)  RULE 415 OFFERING.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, the "Securities Act");

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (H) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 19, 1999.


                                                     FIRST UNION CORPORATION

                                                     By:  /s/ Kent S. Hathaway
                                                        ----------------------
                                                        Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Edward E. Crutchfield *                  Chairman and Chief
   -----------------------                  Executive Officer and
   Edward E. Crutchfield                    Director

   Robert T. Atwood *                       Executive Vice President
   ------------------                       and Chief Financial
   Robert T. Atwood                         Officer

   James H. Hatch *                         Senior Vice President and
   ----------------                         Corporate Controller
   James H. Hatch                           (Principal Accounting
                                            Officer)

                                            Director
   ---------------
   Edward E. Barr

                                            Director
   -------------------
   G. Alex Bernhardt

   Erskine B. Bowles*                       Director
   ------------------
   Erskine B. Bowles

   W. Waldo Bradley *                       Director
   ------------------
   W. Waldo Bradley

   Robert J. Brown *                        Director
   -----------------
   Robert J. Brown

   A. Dano Davis *                          Director
   ---------------
   A. Dano Davis

   Norwood H. Davis*                        Director
   -----------------
   Norwood H. Davis

   R. Stuart Dickson *                      Director
   -------------------
   R. Stuart Dickson

   B. F. Dolan *                            Director
   -------------
   B. F. Dolan

   Roddey Dowd, Sr.*                        Director
   -----------------
   Roddey Dowd, Sr.

   Arthur M. Goldberg*                      Director
   -------------------
   Arthur M. Goldberg

   William H. Goodwin, Jr. *                Director
   -------------------------
   William H. Goodwin, Jr.

   Frank M. Henry *                         Director
   ----------------
   Frank M. Henry

   James E.S. Hynes*                        Director
   -----------------
   James E.S. Hynes

   Ernest E. Jones*                         Director
   ----------------
   Ernest E. Jones

   Herbert Lotman*                          Director
   ---------------
   Herbert Lotman

   Radford D. Lovett *                      Director
   -------------------
   Radford D. Lovett

                                            Director
   --------------------
   Mackey J. McDonald

   Patricia A. McFate*                      Director
   -------------------
   Patricia A. McFate

   Joseph Neubauer *                        Director
   -----------------
   Joseph Neubauer

   Randolph N. Reynolds *                   Director
   ----------------------
   Randolph N. Reynolds

   James M. Seabrook*                       Director
   ------------------
   James M. Seabrook

   Ruth G. Shaw *                           Director
   --------------
   Ruth G. Shaw

   Lanty L. Smith*                          Director
   ---------------
   Lanty L. Smith

   G. Kennedy Thompson*                     Director
   --------------------
   G. Kennedy Thompson

*By Kent S. Hathaway, Attorney-in-Fact

/s/ Kent S. Hathaway
--------------------
    Kent S. Hathaway

Date: October 19, 1999

                                  EXHIBIT INDEX

Number                 Description                             Location
------                 -----------                             --------

(3)(a)        -Restated Articles of                   Incorporated by
              Incorporation of the Corporation.       reference to Exhibit (4)
                                                      to the Corporation's 1998
                                                      Third Quarter Report on
                                                      Form 10-Q.

(3)(b)        -Bylaws of the Corporation,             Incorporated by
              as amended.                             reference to Exhibit
                                                      (3)(b) to the
                                                      Corporation's 1995 Annual
                                                      Report on Form 10-K.

(4)(a)        -Shareholder Protection Rights          Incorporated by
              Agreement, as amended and               reference to Exhibit (4)
              restated.                               to the Corporation's
                                                      Current Report on Form 8-K
                                                      dated October 16, 1996.

(4)(b)        -All instruments defining the           Not filed pursuant to
              rights of holders of long-term          (4)(iii) of Item 601(b)
              debt of the Corporation and its         of Regulation S-K; to be
              subsidiaries.                           furnished upon request of
                                                      the Commission.

(5)           -Opinion of Kent S. Hathaway,           Filed herewith.
              Esq.

(23)(a)       -Consent of KPMG LLP.                   Filed herewith.

(23)(b)       -Consent of Kent S. Hathaway,           Included in Exhibit (5).
              Esq.

(24)          -Power of Attorney.                     Filed herewith.